Exhibit 10.17

Sunshine Heart Sub-Lease at 3/12 Frederick Street, St Leonards

This agreement (Sublease) sets out the terms under which Australian Surgical Design & Manufacture Pty, Limited (ASDM) of 2/12 Frederick Street, St Leonards, agrees to lease factory and office space to Sunshine Heart Inc. (Sunshine).

1.                                       The commencement date of the Sublease is 1st April, 2011.

2.                                       The term of the Sublease is 6 months. Following on from 30 September 2011 it will be a monthly rental agreement and the lessee agrees to provide 3 months notice of their intention to vacate the premises.

3.                                       The area to be leased is as per diagram attached as Appendix 1.

4.                                       All additional fixtures and fittings required by Sunshine, including additions to the security system, are the responsibility and expense of Sunshine.

5.                                       Sunshine agrees to return the area leased to its original condition by the end of the lease period.

6.                                       Both ASDM and Sunshine may terminate this Sublease by mutual agreement with the other party.

7.                                       The rent is fixed at $12,500.00 per month, payable month in advance. The rent will be increased by $500 from 1 October 2011 to take into account the monthly rental arrangement.

8.                                       Electricity is to be paid, based on an agreed figure equivalent to the electricity usage at Sunshine’s previous premises, totaling $500 per month.

9.                                       ASDM has at its own expense provide sound attenuation to the door between the two areas leased by Sunshine which door shall not be a part of the Sunshine fit out.

10.                                 Subject to the terms and conditions of this Sublease, the provisions of the Headlease (including without limitation, the definitions, interpretations, terms and conditions, appendices, annexures and schedules thereof) are hereby incorporated into this Sublease mutatis mutandis as if the same were reproduced herein and set out in full and, where appropriate, with references to:

(a)                                  “the Lessor” in the Headlease being a reference to ASDM;

(b)                                 “the Lessee” in the Headlease being a reference to Sunshine; and

(c)                                  “this Lease” in the Headlease being a reference to this Sublease.

11.                                 Notwithstanding any other provision of this Sublease, execution of this Sublease by any one or more of the parties, the payment and acceptance of any rent or other monies to the Sublessor or any other person or the entry into possession of the Premises, this Sublease shall not bind ASDM until consents have been procured in a form reasonably satisfactory to the Sublessor from the Headlessor and any mortgagee of the property. Wherever the consent or approval of ASDM is required or requested in relation to this Sublease, the consent and approval of the Headlessor shall also be required and Sunshine shall comply with any conditions imposed by the Headlessor with respect to such consent or approval which the Headlessor may grant or withhold in accordance with the Headlease as incorporated into this Sublease.

12.                                 Sunshine and ASDM further agree to the following confidentiality and Solicitation clauses:

Confidentiality

The proximity of staff and consultants of Sunshine and ASDM working in overlapping spaces may allow information confidential to either party to become known to staff or consultants of the other. Sunshine and ASDM agree that:

1.                                       they will each use reasonable commercial efforts to maintain the confidentiality of their own confidential information,

2.                                       they will take all commercially reasonable steps to prevent any confidential information of the other from being disclosed to any third party without the authority and consent of the other party, including instructing their staff to respect the confidentiality of any and all information that they acquire from the other party or its employees or consultants that might be confidential.

3.                                       The obligation of confidentiality shall not extend to information that was already in the public domain; which becomes part of the public domain other than through a breach of this agreement; that is already in, or comes into, the possession of the receiving party other than through a breach of this agreement, or

4.                                       Information that a party is required to disclose by law, in which case the party so required shall inform the other party of the requirement to disclose and will work with that other party to ameliorate any adverse effects of such disclosure.

No Solicitation of staff or business

Each of Sunshine and ASDM agrees that it will not solicit or employ any employee or consultant of the other party until 6 months after that person ceased to have such a relationship with the other party without the prior written agreement of the other party.

Each of Sunshine and ASDM agrees that it will not solicit the customers or suppliers of the other during the term of this agreement and for 6 months thereafter without the prior written agreement of the other party.

Executed as a Deed on February 19th, 2010

/s/ Dr. Gregory Roger	/s/ Rowena Hubble
Dr Gregory Roger	Ms Rowena Hubble
Advanced Surgical Design and Manufacture Limited	Sunshine Heart, Inc.